                    Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS SECOND QUARTER 2021 RESULTS

•Second Quarter Revenues Totaled $570 Million, an Increase of 27 Percent and 8 Percent, Respectively, From the Prior Year and Sequential Quarters

•Q2 GAAP Operating Income of $36 Million and GAAP Diluted Earnings Per Share of $0.18

•Adjusted Q2 EBITDA Totaled $78 Million; At Upper-End of Previous Guidance Range

•Q2 Adjusted Earnings Per Share of $0.28

•Full Year 2021 Adjusted EBITDA Guidance Range Unchanged At $295 Million To $310 Million

CAMP HILL, PA (August 3, 2021) - Harsco Corporation (NYSE: HSC) today reported second quarter 2021 results. On a U.S. GAAP ("GAAP") basis, second quarter of 2021 diluted earnings per share from continuing operations were $0.18 including certain strategic costs. Adjusted diluted earnings per share from continuing operations in the second quarter of 2021 were $0.28. These figures compare with a second quarter of 2020 GAAP diluted loss per share from continuing operations of $0.14 and adjusted diluted earnings per share from continuing operations of $0.13.

GAAP operating income from continuing operations for the second quarter of 2021 was $36 million. Adjusted EBITDA totaled $78 million in the quarter, compared to the Company's previously provided guidance range of $73 million to $79 million.

“Harsco continued to experience strong growth and operational momentum during the second quarter in each of our businesses," said Chairman and CEO Nick Grasberger. “The underlying business strength has broadened to include certain businesses that had lagged earlier in the economic recovery, and was supported by our ongoing operational improvements and key initiatives. We have also continued to make good progress on our integration with Clean Earth, which remains one of our near term priorities along with the ongoing efforts to strengthening our financial position. I am confident that Harsco is well-positioned to benefit as the global economy strengthens further, and we expect to create additional shareholder value in the future through our ongoing business transformation.”

Harsco Corporation—Selected Second Quarter Results

($ in millions, except per share amounts)	Q2 2021	Q2 2020	Q1 2021
Revenues	$570	$447	$529
Operating income from continuing operations - GAAP	$36	$2	$25
Diluted EPS from continuing operations - GAAP	$0.18	$(0.14)	$0.02
Adjusted EBITDA - excluding unusual items	$78	$59	$66
Adjusted EBITDA margin - excluding unusual items	13.7%	13.2%	12.4%
Adjusted diluted EPS from continuing operations - excluding unusual items	$0.28	$0.13	$0.15
Note: Adjusted earnings per share and adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted earnings per share details are adjusted for acquisition-related amortization expense.

Consolidated Second Quarter Operating Results

Consolidated total revenues from continuing operations were $570 million, an increase of 27 percent compared with the prior-year quarter. Each business segment realized meaningful revenue growth versus the comparable 2020 quarter. Foreign currency translation positively impacted second quarter 2021 revenues by approximately $16 million compared with the prior-year period, translating to an organic growth rate of 24 percent.

GAAP operating income from continuing operations was $36 million for the second quarter of 2021, compared with $2 million in the same quarter of last year. Meanwhile, adjusted EBITDA totaled $78 million in the second quarter of 2021 versus $59 million in the second quarter of 2020. This adjusted EBITDA increase is attributable to improved performance in each of the Company's business segments as a result of strengthening economic conditions, internal improvement actions and growth initiatives.

Second Quarter Business Review

Environmental

($ in millions)	Q2 2021	Q2 2020	Q1 2021
Revenues	$273	$204	$258
Operating income - GAAP	$30	$14	$26
Adjusted EBITDA - excluding unusual items	$58	$40	$54
Adjusted EBITDA margin - excluding unusual items	21.2%	19.7%	20.8%

Environmental revenues totaled $273 million in the second quarter of 2021, an increase of 34 percent compared with the prior-year quarter. This increase is principally attributable to improved demand for environmental services and applied products as well as favorable foreign exchange movements. The segment's GAAP operating income and adjusted EBITDA totaled $30 million and $58 million, respectively, in the second quarter of 2021. These figures compare with GAAP operating income of $14 million and adjusted EBITDA of $40 million in the prior-year period. The year-on-year improvement in adjusted earnings is attributable to increased services and products demand, as noted above.

Clean Earth

($ in millions)	Q2 2021	Q2 2020	Q1 2021
Revenues	$196	$162	$189
Operating income - GAAP	$7	$—	$3
Adjusted EBITDA - excluding unusual items	$18	$11	$15
Adjusted EBITDA margin - excluding unusual items	9.4%	7.0%	7.7%
Note: The 2020 financial information provided above and discussed below for Clean Earth does not include a corporate cost allocation for ESOL.

Clean Earth revenues totaled $196 million in the second quarter of 2021, an increase of 21 percent compared with the prior-year quarter. The revenue increase is attributable to increased environmental services demand within both the hazardous waste and contaminated-dredge materials lines of business. Segment operating income was $7 million and adjusted EBITDA totaled $18 million in the second quarter of 2021. These figures compare with zero operating income and adjusted EBITDA of $11 million, respectively, in the prior-year period. The improvement in adjusted earnings is attributable to the above factors as well as integration improvement benefits. These factors were partially offset by personnel investments to support the Clean Earth platform and certain other expenditures, including IT and rebranding related expenses, which will not occur beyond 2021. Lastly, Clean Earth's adjusted EBITDA margin increased to 9.4 percent in the second quarter of 2021 versus 7.0 percent in the comparable-quarter of 2020.

Rail

($ in millions)	Q2 2021	Q2 2020	Q1 2021
Revenues	$101	$82	$82
Operating income (loss) - GAAP	$9	$9	$5
Adjusted EBITDA - excluding unusual items	$10	$10	$6
Adjusted EBITDA margin - excluding unusual items	10.1%	12.2%	7.3%

Rail revenues increased 24 percent compared with the prior-year quarter to $101 million. This increase principally reflects higher global equipment revenues, including those under various long-term supply contracts. The segment's operating income and adjusted EBITDA totaled $9 million and $10 million, respectively, in the second quarter of 2021, and these figures are similar to results realized in the prior-year quarter. EBITDA performance year-on-year reflects higher equipment contributions, offset by a less favorable sales mix across other business-lines and higher SG&A costs.

Cash Flow

Net cash provided by operating activities totaled $37 million in the second quarter of 2021, compared with net cash provided by operating activities of $33 million in the prior-year period. Free cash flow was $6 million in the second quarter of 2021, compared with $18 million in the prior-year period. The change in free cash flow compared with the prior-year quarter is principally related to higher capital expenditures, some of which were deferred from 2020, as well as the timing of working capital items.

2021 Outlook

The Company's 2021 guidance is unchanged relative to the outlook provided with the Company's first quarter 2021 results. Comments by business segments are as follows:

Environmental. For the year, the primary drivers for an increase in adjusted EBITDA compared with 2020 are expected to be favorable demand for underlying services and products as well as higher commodity prices.

Clean Earth. For the year, adjusted EBITDA is projected to increase due to the full-year impact of ESOL ownership, underlying organic growth for hazardous material services and integration benefits, partially offset by an additional allocation of Corporate costs and investments which include various non-recurring expenditures.

Rail. For the year, the primary drivers for an increase in adjusted EBITDA versus 2020 remain higher anticipated demand for equipment and technology products, as well as higher contract services contributions.

Lastly, adjusted Corporate spending is still expected to range from $36 million to $37 million for the year.

Summary Outlook highlights are as follows:

2021 Full Year Outlook
GAAP Operating Income	$118 - $133 million
Adjusted EBITDA	$295 - $310 million
GAAP Diluted Earnings Per Share	$0.42 - 0.57
Adjusted Diluted Earnings Per Share	$0.82 - 0.96
Free Cash Flow Before Growth Capital	$95 - $115 million
Free Cash Flow	$35 - $55 million
Net Interest Expense	$62 - $63 million
Net Capital Expenditures	$150 - $170 million
Effective Tax Rate, Excluding Any Unusual Items	34 - 36%

Q3 2021 Outlook
GAAP Operating Income	$31 - $37 million
Adjusted EBITDA	$75 - $81 million
GAAP Diluted Earnings Per Share	$0.15 - 0.21
Adjusted Diluted Earnings Per Share	$0.23 - 0.29

Conference Call

The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (833) 651-7826 or (414) 238-0989.
Enter Conference ID number 2147976.

Forward-Looking Statements

The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including changes in general economic conditions or changes due to COVID-19 and governmental and market reactions to COVID-19; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) potential severe volatility in the capital markets; (14) failure to retain key management and employees; (15) the outcome of any disputes with customers, contractors and subcontractors; (16) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged, have inadequate liquidity or whose business is significantly impacted by COVID-19) to maintain their credit availability; (17) implementation of environmental remediation matters; (18) risk and uncertainty associated with intangible assets and (19) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for

the year ended December 31, 2020. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.
About Harsco

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams and innovative technologies for the rail sector. Based in Camp Hill, PA, the 12,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended			Six Months Ended
	June 30			June 30
(In thousands, except per share amounts)	2021	2020		2021	2020
Revenues from continuing operations:
Service revenues	$436,732	$345,643		$861,181	$637,232
Product revenues	133,088	101,638		237,494	208,890
Total revenues	569,820	447,281		1,098,675	846,122
Costs and expenses from continuing operations:
Cost of services sold	348,509	285,941		683,015	522,549
Cost of products sold	105,862	78,201		192,438	158,061
Selling, general and administrative expenses	82,665	80,771		165,708	153,270
Research and development expenses	628	792		1,446	2,052
Other (income) expenses, net	(4,063)	(292)		(4,975)	5,441
Total costs and expenses	533,601	445,413		1,037,632	841,373
Operating income from continuing operations	36,219	1,868		61,043	4,749
Interest income	638	816		1,223	1,009
Interest expense	(15,986)	(14,953)		(32,850)	(27,602)
Unused debt commitment fees, amendment fees and loss on extinguishment of debt	(50)	(1,432)		(5,308)	(1,920)
Defined benefit pension income	3,974	1,723		7,927	3,312
Income (loss) from continuing operations before income taxes and equity income	24,795	(11,978)		32,035	(20,452)
Income tax benefit (expense) from continuing operations	(8,564)	2,304		(12,793)	2,986
Equity income (loss) of unconsolidated entities, net	(76)	71		(195)	167
Income (loss) from continuing operations	16,155	(9,603)		19,047	(17,299)
Discontinued operations:
Gain (loss) on sale of discontinued business	—	(91)		—	18,371
Income (loss) from discontinued businesses	(1,451)	524		(3,242)	299
Income tax benefit (expense) from discontinued businesses	376	(285)		840	(9,599)
Income (loss) from discontinued operations, net of tax	(1,075)	148		(2,402)	9,071
Net income (loss)	15,080	(9,455)		16,645	(8,228)
Less: Net income attributable to noncontrolling interests	(1,692)	(1,147)		(3,122)	(2,233)
Net income (loss) attributable to Harsco Corporation	$13,388	$(10,602)		$13,523	$(10,461)
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$14,463	$(10,750)		$15,925	$(19,532)
Income (loss) from discontinued operations, net of tax	(1,075)	148		(2,402)	9,071
Net income (loss) attributable to Harsco Corporation common stockholders	$13,388	$(10,602)		$13,523	$(10,461)
Weighted-average shares of common stock outstanding	79,265	78,987		79,177	78,874
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.18	$(0.14)		$0.20	$(0.25)
Discontinued operations	(0.01)	—		(0.03)	0.12
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$0.17	$(0.13)	(a)	$0.17	$(0.13)
Diluted weighted-average shares of common stock outstanding	80,774	78,987		80,397	78,874
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.18	$(0.14)		$0.20	$(0.25)
Discontinued operations	(0.01)	—		(0.03)	0.12
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$0.17	$(0.13)	(a)	$0.17	$(0.13)

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	June 30 2021	December 31 2020
ASSETS
Current assets:
Cash and cash equivalents	$77,870	$76,454
Restricted cash	4,417	3,215
Trade accounts receivable, net	424,185	407,390
Other receivables	38,316	34,253
Inventories	157,616	173,013
Current portion of contract assets	85,236	54,754
Prepaid expenses	58,416	56,099
Other current assets	15,300	10,645
Total current assets	861,356	815,823
Property, plant and equipment, net	672,138	668,209
Right-of-use assets, net	94,276	96,849
Goodwill	903,345	902,074
Intangible assets, net	422,906	438,565
Deferred income tax assets	10,626	15,274
Other assets	57,452	56,493
Total assets	$3,022,099	$2,993,287
LIABILITIES
Current liabilities:
Short-term borrowings	$7,202	$7,450
Current maturities of long-term debt	8,514	13,576
Accounts payable	206,180	218,039
Accrued compensation	49,960	45,885
Income taxes payable	7,856	3,499
Current portion of advances on contracts	54,017	39,917
Current portion of operating lease liabilities	24,056	24,862
Other current liabilities	193,128	184,727
Total current liabilities	550,913	537,955
Long-term debt	1,327,588	1,271,189
Retirement plan liabilities	193,421	231,335
Advances on contracts	15,934	45,017
Operating lease liabilities	68,484	69,860
Environmental liabilities	29,046	29,424
Deferred tax liabilities	31,312	40,653
Other liabilities	56,018	54,455
Total liabilities	2,272,716	2,279,888
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	144,836	144,288
Additional paid-in capital	209,992	204,078
Accumulated other comprehensive loss	(626,206)	(645,741)
Retained earnings	1,811,282	1,797,759
Treasury stock	(846,401)	(843,230)
Total Harsco Corporation stockholders’ equity	693,503	657,154
Noncontrolling interests	55,880	56,245
Total equity	749,383	713,399
Total liabilities and equity	$3,022,099	$2,993,287

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended June 30		Six Months Ended June 30
(In thousands)	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$15,080	$(9,455)	$16,645	$(8,228)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	32,156	31,579	64,904	61,512
Amortization	8,816	9,115	17,783	15,672
Deferred income tax benefit	(2,986)	(5,067)	(6,407)	(655)
Equity in (income) loss of unconsolidated entities, net	76	(71)	195	(167)
Loss (gain) on sale from discontinued business	—	91	—	(18,371)
Loss on early extinguishment of debt	—	—	2,668	—
Other, net	(3,277)	(237)	(2,149)	(2,244)
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	(7,038)	38,584	(23,484)	16,534
Inventories	15,049	(254)	15,456	(16,666)
Contract assets	(18,796)	(8,623)	(37,866)	(28,934)
Right-of-use assets	7,129	8,405	13,897	11,834
Accounts payable	(4,899)	(20,427)	(13,491)	(8,119)
Accrued interest payable	7,183	6,951	(137)	(2,940)
Accrued compensation	6,242	(2,015)	4,701	(4,767)
Advances on contracts	(3,653)	(4,628)	(13,351)	35,836
Operating lease liabilities	(6,756)	(8,238)	(13,506)	(11,596)
Retirement plan liabilities, net	(8,591)	(3,492)	(27,858)	(19,026)
Income taxes payable - Gain on sale of discontinued businesses	—	(376)	—	3,467
Other assets and liabilities	968	1,215	15,530	(1,621)
Net cash provided by operating activities	36,703	33,057	13,530	21,521
Cash flows from investing activities:
Purchases of property, plant and equipment	(41,264)	(23,319)	(68,646)	(51,213)
Purchase of businesses, net of cash acquired	—	(438,447)	—	(442,604)
Proceeds from sale of discontinued business, net	—	—	—	37,219
Proceeds from sales of assets	6,180	1,767	10,042	3,952
Expenditures for intangible assets	(64)	16	(132)	(42)
Proceeds from note receivable	6,400	—	6,400	—
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	449	(10,562)	(978)	765
Other investing activities, net	87	59	133	59
Net cash used by investing activities	(28,212)	(470,486)	(53,181)	(451,864)
Cash flows from financing activities:
Short-term borrowings, net	3,869	(1,020)	4,444	2,677
Current maturities and long-term debt:
Additions	30,645	475,726	465,518	528,601
Reductions	(38,951)	(23,697)	(413,481)	(62,406)
Dividends paid to noncontrolling interests	(3,094)	—	(3,094)	—
Stock-based compensation - Employee taxes paid	(687)	(656)	(3,172)	(4,093)
Deferred financing costs	(1,303)	(296)	(7,828)	(1,928)
Other financing activities, net	(201)	(1,371)	(601)	(1,371)
Net cash provided (used) by financing activities	(9,722)	448,686	41,786	461,480
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	1,193	4,006	483	(6,818)
Net increase (decrease) in cash and cash equivalents, including restricted cash	(38)	15,263	2,618	24,319
Cash and cash equivalents, including restricted cash, at beginning of period	82,325	68,788	79,669	59,732
Cash and cash equivalents, including restricted cash, at end of period	$82,287	$84,051	$82,287	$84,051

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	June 30, 2021		June 30, 2020
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$272,546	$30,223	$203,991	$13,563
Harsco Clean Earth	196,128	7,386	161,579	(202)
Harsco Rail	101,146	8,912	81,711	8,631
Corporate	—	(10,302)	—	(20,124)
Consolidated Totals	$569,820	$36,219	$447,281	$1,868

	Six Months Ended		Six Months Ended
	June 30, 2021		June 30, 2020
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$530,532	$56,158	$445,550	$24,083
Harsco Clean Earth (a)	385,407	10,564	240,391	4,043
Harsco Rail	182,736	13,576	160,181	15,103
Corporate	—	(19,255)	—	(38,480)
Consolidated Totals	$1,098,675	$61,043	$846,122	$4,749
(a)     The Company's acquisition of ESOL closed on April 6, 2020.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended			Six Months Ended
	June 30			June 30
	2021		2020	2021	2020
Diluted earnings (loss) per share from continuing operations as reported	$0.18		$(0.14)	$0.20	$(0.25)
Corporate unused debt commitment fees, amendment fees and loss on extinguishment of debt (a)	—		0.02	0.07	0.02
Corporate strategic costs (b)	0.02		—	0.02	—
Corporate acquisition and integration costs (c)	—		0.22	—	0.39
Harsco Environmental Segment severance costs (d)	—		—	—	0.07
Taxes on above unusual items (e)	(0.01)		(0.05)	(0.02)	(0.08)
Adjusted diluted earnings per share from continuing operations, including acquisition amortization expense	0.20	(g)	0.05	0.27	0.15
Acquisition amortization expense, net of tax (f)	0.08		0.08	0.16	0.14
Adjusted diluted earnings per share from continuing operations	$0.28		$0.13	$0.43	$0.29
(a)Costs at Corporate associated with amending the Company's existing Senior Secured Credit Facilities to establish a New Term Loan the proceeds of which were used to repay in full the outstanding Term Loan A and Term Loan B, to extend the maturity date of the Revolving Credit Facility and to increase certain levels set forth in the total net leverage ratio covenant (Q2 2021 $0.1 million pre-tax; six months 2021 $5.3 million pre-tax) and costs associated with amending the Company's existing Senior secured Credit Facilities, to increase the net debt to consolidated adjusted EBITDA covenant ratio (Q2 2020 $1.4 million pre-tax; six months 2020 $1.9 million pre-tax).
(b)Certain strategic costs incurred at Corporate associated with supporting and executing the Company's growth strategy (Q2 and six months 2021 $1.7 million pre-tax).
(c)Acquisition and integration costs at Corporate (Q2 2020 $17.2 million pre-tax; six months 2020 $30.9 million pre-tax).
(d)Harsco Environmental Segment severance costs (six months 2020 $5.2 million pre-tax).
(e)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.
(f)Acquisition amortization expense was $8.2 million pre-tax and $16.4 million pre-tax for Q2 and six months 2021, respectively; and $8.4 million pre-tax and $14.3 million pre-tax for Q2 and six months 2020, respectively.
(g)Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations, which is a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended March 31
	2021
Diluted income per share from continuing operations as reported	$0.02
Corporate unused debt commitment fees, amendment fees and loss on extinguishment of debt (a)	0.07
Taxes on above unusual items (b)	(0.01)
Adjusted diluted loss per share from continuing operations, including acquisition amortization expense	0.07	(d)
Acquisition amortization expense, net of tax (c)	0.08
Adjusted diluted earnings per share from continuing operations	$0.15

(a)Costs at Corporate associated with amending the Company's existing Senior Secured Credit Facilities to establish a New Term Loan the proceeds of which were used to repay in full the outstanding Term Loan A and Term Loan B, to extend the maturity date of the Revolving Credit Facility and to increase certain levels set forth in the total net leverage ratio covenant ($5.3 million pre-tax).
(b)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.
(c)Acquisition amortization expense was $8.2 million pre-tax.
(d)Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations, which is a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF PROJECTED ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (Unaudited)
	Projected Three Months Ending September 30		Projected Twelve Months Ending December 31
	2021		2021
	Low	High	Low	High
Diluted earnings per share from continuing operations	$0.15	$0.21	$0.42	$0.57
Corporate unused debt commitment fees, amendment fees and loss on extinguishment of debt	—	—	0.07	0.07
Corporate strategic costs	—	—	0.02	0.02
Taxes on above unusual items	—	—	(0.02)	(0.02)
Adjusted diluted earnings per share from continuing operations, including acquisition amortization expense	0.15	0.21	0.49	0.64
Estimated acquisition amortization expense, net of tax	0.08	0.08	0.33	0.33
Adjusted diluted earnings per share from continuing operations	$0.23	$0.29	$0.82	$0.96	(a)
(a) Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations, which is a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended June 30, 2021:
Operating income (loss) as reported	$30,223	$7,386	$8,912	$(10,302)	$36,219
Corporate strategic costs	—	—	—	1,681	1,681
Operating income (loss) excluding unusual items	30,223	7,386	8,912	(8,621)	37,900
Depreciation	25,550	4,905	1,207	494	32,156
Amortization	2,035	6,063	85	—	8,183
Adjusted EBITDA	$57,808	$18,354	$10,204	$(8,127)	$78,239
Revenues as reported	$272,546	$196,128	$101,146		$569,820
Adjusted EBITDA margin (%)	21.2%	9.4%	10.1%		13.7%

Three Months Ended June 30, 2020:
Operating income (loss) as reported	$13,563	$(202)	$8,631	$(20,124)	$1,868
Corporate acquisition and integration costs	—	—	—	17,176	17,176
Operating income (loss) excluding unusual items	13,563	(202)	8,631	(2,948)	19,044
Depreciation	24,663	5,138	1,257	521	31,579
Amortization	1,921	6,347	83	—	8,351
Adjusted EBITDA	$40,147	$11,283	$9,971	$(2,427)	$58,974
Revenues as reported	$203,991	$161,579	$81,711		$447,281
Adjusted EBITDA margin (%)	19.7%	7.0%	12.2%		13.2%

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment fees, amendment fees and loss on extinguishment of debt; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth (a)	Harsco Rail	Corporate	Consolidated Totals

Six Months Ended June 30, 2021:
Operating income (loss) as reported	$56,158	$10,564	$13,576	$(19,255)	$61,043
Corporate strategic costs	—	—	—	1,681	1,681
Operating income (loss) excluding unusual items	56,158	10,564	13,576	(17,574)	62,724
Depreciation	51,267	10,242	2,418	977	64,904
Amortization	4,083	12,146	170	—	16,399
Adjusted EBITDA	$111,508	$32,952	$16,164	$(16,597)	$144,027
Revenues as reported	$530,532	$385,407	$182,736		$1,098,675
Adjusted EBITDA margin (%)	21.0%	8.5%	8.8%		13.1%

Six Months Ended June 30, 2020:
Operating income (loss) as reported	$24,083	$4,043	$15,103	$(38,480)	$4,749
Corporate acquisition and integration costs	—	—	—	30,939	30,939
Harsco Environmental Segment severance costs	5,160	—	—	—	5,160
Operating income (loss) excluding unusual items	29,243	4,043	15,103	(7,541)	40,848
Depreciation	50,038	7,759	2,472	1,034	61,303
Amortization	3,857	10,245	167	—	14,269
Adjusted EBITDA	$83,138	$22,047	$17,742	$(6,507)	$116,420
Revenues as reported	$445,550	$240,391	$160,181		$846,122
Adjusted EBITDA margin (%)	18.7%	9.2%	11.1%		13.8%

(a) The Company's acquisition of ESOL closed on April 6, 2020.

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment fees, amendment fees and loss on extinguishment of debt; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended March 31, 2021:
Operating income (loss) as reported	$25,935	$3,178	$4,664	$(8,953)	$24,824
Depreciation	25,717	5,337	1,211	483	32,748
Amortization	2,048	6,083	85	—	8,216
Adjusted EBITDA	$53,700	$14,598	$5,960	$(8,470)	$65,788
Revenues as reported	$257,986	$189,279	$81,590		$528,855
Adjusted EBITDA margin (%)	20.8%	7.7%	7.3%		12.4%

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment fees, amendment fees and loss on extinguishment of debt; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended June 30
(In thousands)	2021	2020
Consolidated income (loss) from continuing operations	$16,155	$(9,603)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	76	(71)
Income tax (benefit) expense	8,564	(2,304)
Defined benefit pension income	(3,974)	(1,723)
Unused debt commitment fees, amendment fees and loss on extinguishment of debt	50	1,432
Interest expense	15,986	14,953
Interest income	(638)	(816)
Depreciation	32,156	31,579
Amortization	8,183	8,351

Unusual items:
Corporate strategic costs	1,681	—
Corporate acquisition and integration costs	—	17,176
Consolidated Adjusted EBITDA	$78,239	$58,974

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment fees, amendment fees and loss on extinguishment of debt; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Six Months Ended June 30
(In thousands)	2021	2020
Consolidated income (loss) from continuing operations	19,047	$(17,299)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	195	(167)
Income tax expense (benefit)	12,793	(2,986)
Defined benefit pension income	(7,927)	(3,312)
Unused debt commitment and amendment fees	5,308	1,920
Interest expense	32,850	27,602
Interest income	(1,223)	(1,009)
Depreciation	64,904	61,303
Amortization	16,399	14,269

Unusual items:
Corporate strategic costs	1,681	—
Corporate acquisition and integration costs	—	30,939
Harsco Environmental Segment severance costs	—	5,160
Consolidated Adjusted EBITDA	$144,027	$116,420

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment fees, amendment fees and loss on extinguishment of debt; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
Three Months Ended March 31
(In thousands)	2021
Consolidated income from continuing operations	$2,892

Add back (deduct):
Equity in income of unconsolidated entities, net	119
Income tax expense	4,229
Defined benefit pension income	(3,953)
Unused debt commitment fees, amendment fees and loss on extinguishment of debt	5,258
Interest expense	16,864
Interest income	(585)
Depreciation	32,748
Amortization	8,216
Consolidated Adjusted EBITDA	$65,788

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment fees, amendment fees and loss on extinguishment of debt; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME FROM CONTINUING OPERATIONS (Unaudited)
	Projected Three Months Ending September 30			Projected Twelve Months Ending December 31
	2021			2021
(In millions)	Low		High	Low		High
Consolidated income from continuing operations	$13		$19	$46		$58

Add back:

Income tax expense	5		7	26		30
Net interest	16		15	63		62
Defined benefit pension income	(4)		(4)	(14)		(14)
Depreciation and amortization	44		44	175		175

Consolidated Adjusted EBITDA	$75	(a)	$81	$295	(a)	$310	(a)
(a) Does not total due to rounding.

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); unused debt commitment fees, amendment fees and loss on extinguishment of debt; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals Consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for, net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands)	2021	2020	2021	2020
Net cash provided by operating activities	$36,703	$33,057	$13,530	$21,521
Less capital expenditures	(41,264)	(23,319)	(68,646)	(51,213)
Less expenditures for intangible assets	(64)	16	(132)	(42)
Plus capital expenditures for strategic ventures (a)	926	225	1,798	1,364
Plus total proceeds from sales of assets (b)	6,180	1,767	10,042	3,952
Plus transaction-related expenditures (c)	3,920	5,961	18,004	15,940
Plus taxes paid on sale of business	—	376	—	376
Free cash flow	$6,401	$18,083	$(25,404)	$(8,102)
(a)Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s condensed consolidated financial statements.
(b)Asset sales are a normal part of the business model, primarily for the Harsco Environmental Segment.
(c)Expenditures directly related to the Company's acquisition and divestiture transactions and costs at Corporate associated with amending the Company's existing Senior Secured Credit Facilities.

The Company's management believes that Free cash flow, which is a non-GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds and transaction-related expenditures and income taxes for planning and performance evaluation purposes. It is important to note that Free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF PROJECTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2021
(In millions)	Low	High
Net cash provided by operating activities	$167	$207
Less capital expenditures	(162)	(183)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	12	13
Plus transaction related expenditures	18	18
Free cash flow	35	55
Add growth capital expenditures	60	60
Free cash flow before growth capital expenditures	$95	$115

The Company's management believes that Free cash flow, which is a non-GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds and transaction-related expenditures and income taxes for planning and performance evaluation purposes. It is important to note that Free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.